Exhibit 10.36

Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 230.406

Change Order Form # 15

Change order under Agreement dated: Fourth Amendment to Development and Clinical Supplies Agreement dated March 2, 2011

Between:  Radius Health, Inc and 3M

Project Name: For the development of Radius’s BA-058 compound delivered via 3M’s Microstructured Transdermal Delivery System

Change requested by: Radius Health, Inc.

Name: Michele Gehrt

Company:  3M

Date:  16July2012

Description of change: Radius has requested the addition of work to perform qualification testing of (3) lots of Phosphate Buffer Solution (from Amresco) per the findings of the QP audit.

SCOPE:

Three (3) different lots of Phosphate Buffer Solution (PBS) are to be sourced from Amresco and qualification testing to be performed.  The testing will include appearance (color, clarity, odor), pH and sterility and will be performed by Nelson Labs. Two (2) lots are available immediately and the testing of these two lots will be initiated upon receipt at Nelson labs.  The third lot will not be available for approximately 6-8 weeks dependent upon the depletion of inventory at the supplier.  This lot will be tested as soon as available.

DELIVERABLES:

•                  Test results for appearance, pH and sterility

TIMING:

The estimated effort in hours and costs are summarized in the table below.

Task	Estimated Effort (hours)	Estimated Cost (dollars)
3M Coordination of testing (ordering, shipping, reporting)	[*]	[*]
PBS	[*]	[*]
Nelson Labs: appearance, pH and sterility analysis	[*]	[*]
Total additional hours/cost	[*]	$2,150

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Estimated completion date (4 weeks after receipt of PBS):  August 2012 for two (2) lots; October 2012 for the third lot (depending on availability from Amresco).

In all other respects, the terms and conditions of the Agreement remain in full force and effect.

Requested task, dates and costs are approved by:

Company: Radius Health, Inc		Company: 3M
Name: Nick Harvey		Name: Michele Gehrt
Signature:	/s/ Nick Harvey	Signature:	/s/ Michele Gehrt
Position: CFO		Position: Commercialization Mgr
Date (dd/mm/yy): 16/07/2012		Date (dd/mm/yy): 16/07/2012

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.